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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1997 (except for certain matters as to which the dates are February 9, 1997 and March 24, 1997), included in Gaylord Entertainment Company's Form 10-K, as amended, for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
June 26, 1997